UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2005

MICROHELIX, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

19500 SW 90th Court, Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 503-692-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

microHelix, Inc. ("microHelix" of the "Company") entered into Series B Preferred Stock Purchase Agreements on December 7, 2005 with purchasers of 190,000 shares of its Series B Preferred Stock, no par value ("Series B Preferred Stock") at a purchase price of $1.00 per share. The sale of these shares concludes the Company's 2005 offering (the "Offering") of 2,750,000 shares of Series B Preferred Stock.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

a)
microHelix on December 7, 2005 sold 190,000 shares of its Series B Preferred Stock for $1.00 per share in a private placement. Each share of Series B Preferred Stock is eligible for a cumulative dividend of $0.15 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum, payable quarterly when, as and if declared by the Board of Directors of microHelix. The Board of Directors of microHelix may elect to pay such dividend in cash or in shares of microHelix Common Stock. Each share of Series B Preferred Stock is convertible into four shares of microHelix Common Stock. microHelix has the option after April 8, 2006 to redeem outstanding shares of Series B Preferred Stock for $1.50 per share (as adjusted for stock splits, stock dividends, reclassification and the like).

Except as expressly provided by the Amended and Restated Articles of Incorporation, as amended, of microHelix (the "Articles") or as provided by law, the holders of Series B Preferred Stock have the same voting rights as the holders of Common Stock and are entitled to notice of any shareholders meeting in accordance with the Bylaws of microHelix, and the holders of Common Stock and the Series B Preferred Stock vote together as a single class on all matters. Each holder of Series B Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock could at the time of such vote be converted.

As of the date of the filing of this Form 8-K, there are 2,082,746 shares of Common Stock outstanding and entitled to vote. As of the date of the filing of this Form 8-K, holders of Series B Preferred Stock have the right to 11,000,000 votes on an as-converted basis.

Item 3.02. Unregistered Sale of Equity Securities.

a)
microHelix on December 7, 2005 sold 190,000 shares of Series B Preferred Stock. The total offering price for the Series B Preferred Stock was $1.00 per share. microHelix received total net cash proceeds of $174,800. Shares of Series B Preferred Stock were issued in reliance on Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") and microHelix obtained representations from the investors as to their status as "accredited investors" as that term is defined in Regulation D.

Each share of Series B Preferred Stock is convertible into four shares of Common Stock. microHelix can redeem the shares of Series B Preferred Stock at any time after April 8, 2006 for $1.50 per share (as adjusted for stock splits, stock dividends, reclassification and the like). microHelix entered into a Registration Rights Agreement dated as of April 8, 2005 with the purchasers of the Series B Preferred Stock under which they have one demand registration right and piggy-back registration rights.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits. The following documents are filed as exhibits to this Form 8-K:

10.1	Form of Series B Preferred Stock Purchase Agreement dated December 7, 2005 between microHelix, Inc. and purchasers of Series B Preferred Stock of microHelix, In

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant) microHelix, Inc.

Date: December 8, 2005	/s/ Tyram H. Pettit
Tyram H. Pettit
President and Chief Executive Officer